UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

     Broadridge Stockholder Forum

2013 Stockholder Forum

In conjunction with the 2013 Annual Meeting of Stockholders, we are offering our investors an online forum where they can access annual meeting materials, ask questions in advance of the meeting, and participate in a stockholder survey. Please click the link below to access the Stockholder Forum.

Location: www.theinvestornetwork.com/forum/br

For technical assistance with accessing the Stockholder Forum please email support@theinvestornetwork.com.

     Virtual Stockholder Meeting

2013 Annual Meeting of Stockholders

In order for us to reach a greater number of stockholders, we are offering a live webcast of our Annual Meeting. Once you have logged on and your credentials have been verified, you will be able to attend the meeting over the Internet, vote electronically and ask questions during the meeting. Please click the link below to access the site.

Location: www.virtualshareholdermeeting.com/br13

Date: November 14, 2013 Time 10:00 A.M. Eastern Time

For technical assistance with accessing the 2013 Virtual Stockholder Meeting please call 1-855-449-0991.